Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form S-1 Registration Statement of Healthway Shopping Network, Inc. of our report for the year ended December 31, 2009 relating to the financial statements of Healthway Shopping Network, Inc.   which  appear in such Form S-1, and to the reference to our Firm under the caption "Experts" in such filing.

De Leon & Company, P.A.

Certified Public Accountants
March 12, 2012